DASZKAL BOLTON MANELA DEVLIN & CO.

                          CERTIFIED PUBLIC ACCOUNTANTS
                          ----------------------------
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236


JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------


We hereby consent to the use of our audit report dated March 9, 2000, except for
Note 16, as to which the date is September 12, 2000, in the Form 10-SB of TMANglobal.com, Inc. and subsidiary, for the year ended September 30, 1999.



/S/ Daszkal, Bolton, Manela, Devlin & Co.


Boca Raton, Florida
October 13, 2000